UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DUNDEEWEALTH FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

D. F. King & Co., Inc.

Telephone Script

DundeeWealth Funds

Special Meeting of Shareholders April 8, 2011

Introduction

SCREEN 1:

Hello, my name is [STATE YOUR FIRST AND LAST NAME] calling from D.F. King & Co. and I’m calling on behalf of the [Fund Company Name].  May I speak with Mr./Mrs./Ms. [SHAREHOLDER’S LAST NAME]?

[ONCE SHAREHOLDER IS ON THE LINE]

Mr./Mrs. /Ms. [SHAREHOLDER’S LAST NAME] my name is [STATE YOUR FIRST AND LAST NAME] and I’m calling on a recorded line on behalf of [Fund Company Name] regarding your investment in the [Fund name].

Recently, you were mailed a proxy statement, along with a proxy card to cast your vote at the upcoming Special Meeting of Shareholders to be held on April 8, 2011.  The tabulator for the Special Meeting has yet to receive your vote.  Therefore, I’m calling to ask if you would be willing to vote your shares by telephone with me now?

INTERNAL USE ONLY

The DundeeWealth Funds are distributed by

Foreside Fund Services, LLC, Portland, ME.

IF THEY DID NOT RECEIVE PROXY MATERIAL — Help the shareholder obtain the material he/she requires.  If a NOBO, give him/her the 800# and have them call back when they receive the material.  If registered, we will send the materials directly.  In either case, make sure the address is correct, make any necessary corrections, and code the disposition as “14” or “15”.

IF YES — The Board of Trustees is recommending a vote in favor of the proposals.  Would you like to vote your shares as recommended by the Board of Trustees on the proposals?

Just to confirm, you have voted with the recommendation of the Board on the proposals.  Is that correct?

IF YES — Thank you.  I’ve recorded your vote as recommended by the Board on the proposals.  We’ll send a written confirmation of this vote to you at your address of record.  For confirmation purposes, please tell me your city, state and zip code?

If the city, state and zip code are correct:

Thank you for your time and your vote Mr./Mrs./Ms. [SHAREHOLDER’S LAST NAME].  Have a good [DAY/AFTERNOON/EVENING]. END CALL.

If the city, state and zip code are NOT correct:

Mr./Mrs./Ms.[SHAREHOLDER’S LAST NAME] the city, state and/or zip code that you just recited for me doesn’t match our records and, therefore, I can’t take your vote by telephone.  Instead, I must urge you to complete, sign, date and return your proxy card at your earliest convenience, or vote your shares by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form.  Thank you for your time and have a good [DAY/AFTERNOON/EVENING]. END CALL.

IF NO — [REFER TO APPROPRIATE REBUTTAL AND CONCLUDE BY ASKING IF

UPON REFLECTION THE SHAREHOLDER WOULD LIKE YOU TO RECORD A VOTE CONSISTENT WITH THE BOARD’S RECOMMENDATIONS ON ALL PROPOSALS.]

IF YES — Thank you.  I’ve recorded your vote as recommended by the Board on the proposals.  We’ll send a written confirmation of this vote to you at your address of record.  For confirmation purposes, please tell me your city, state and zip code?

If the city, state and zip code are correct:

Thank you for your time and your vote Mr./Mrs./Ms. [SHAREHOLDER’S LAST NAME].  Have a good [DAY/AFTERNOON/EVENING]. END CALL.

If the city, state and zip code are NOT correct:

Mr./Mrs./Ms.[SHAREHOLDER’S LAST NAME] the city, state and/or zip code that you just recited for me doesn’t match our records and, therefore, I can’t take your vote by telephone.  Instead, I must urge you to complete, sign, date and return your proxy card at your earliest convenience, or vote your shares by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form.  Thank you for your time and have a good [DAY/AFTERNOON/EVENING]. END CALL.

IF STILL NO - Okay, I can still help.  Would you like to vote contrary to the recommendations of the Board on all matters at the meeting?

AGAINST ALL — Thank you.  I have recorded a vote contrary to the recommendation of the Board on the proposals.  We’ll send a written confirmation of this vote to you at your address of record.  For confirmation purposes, please tell me your city, state and zip code.

If the city, state and zip code are correct:

Thank you for your time and your vote Mr./Mrs./Ms. [SHAREHOLDER’S LAST NAME].  Have a good [DAY/AFTERNOON/EVENING]. END CALL.

If the city, state and zip code are NOT correct:

Mr./Mrs./Ms. [SHAREHOLDER’S LAST NAME] the city, state and/or zip code that you just recited for me doesn’t match our records and, therefore, I can’t take your vote by telephone.  Instead, I must urge you to complete, sign, date and return your proxy card at your earliest convenience, or vote your shares by touch tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form.  Thank you for your time and have a good [DAY/AFTERNOON/EVENING]. END CALL.

IF NO (I.E., THEY JUST WON’T VOTE) — I’m sorry for that.  If you change your mind and would like us to assist you in voting by telephone, please call us back toll-free at 1-800-864-1460 at anytime between 10:00 AM and 11:00 PM (Eastern Standard Time) weekdays or between Noon and 6:00 PM on Saturdays.  Or you can vote at any time by completing, signing, dating and returning your proxy card or voting instruction form using the postage-paid envelope provided, or by touch-tone telephone or on the Internet by following the instructions provided on your proxy card or voting instruction form.  Thank you for your time and have a good [DAY/AFTERNOON/EVENING]. END CALL.

DundeeWealth Funds

Special Meeting of Shareholders

April 8, 2011

Answering Machine Message

Hello.  I’m calling regarding your investment in the [FUND NAME].  You should have recently received proxy materials in the mail concerning the DundeeWealth Funds’ April 8, 2011 Special Meeting of Shareholders.

Your vote is important. Please sign, date and promptly mail your proxy in the postage-paid envelope provided.

Internet or touch-tone telephone voting also is available. Please follow the instructions included with your proxy materials.

If you have any questions, require assistance or need new proxy materials, please call D.F. King, which is assisting your Fund, at 1-800-864-1460.

Thank you.

REBUTTALS

SH states ……	Response

“My spouse takes care of it.”

I understand Mr./Mrs. Is your wife/husband available to speak with me?

(If wife/husband is unavailable)

CSR: “Mr./ Mrs. your vote is very important to the Fund, as your wife/husband is unavailable, I would be more than happy to assist you with voting by reviewing the proposal(s). This would only take a brief moment of your time.” [**Wife and Husband’s names must appear on the registration]

“I don’t know how to vote … ” “I don’t know the proposal(s)…”

The Fund’s Board has reviewed the proposal(s) and believes each proposal is in the best interest of the Fund(s) and its shareholders. The Board is recommending shareholders vote “FOR” the proposal(s). Would you have any objections to voting along with the recommendation of your Board?

I would be happy to review the proposal(s) with you. (Refer to the proxy statement definition of the proposal(s)).

“My broker takes care of it ”

I understand that your Broker may help you choose the funds you invest in, however the proposal(s) for this proxy requires a direct vote from the shareholder and cannot be voted by your Broker. I can go over the proposal(s) quickly for you now if you wish.

“I don’t have the time right now …”

I understand Mr. / Mrs./ Ms..., however, your vote is very important. Voting now will only take a brief moment of your time. Would you have any objections to voting along with the recommendation of the Fund’s Board?

“I don’t have enough shares to vote …..”	Mr. / Mrs. / Ms. … every vote is important to the Fund and helps bring the Fund a step closer to holding the Meeting(s). If not enough votes are received, the shareholder Meeting(s) may have to be adjourned. Would you have any objections to voting along with the recommendation of the Fund’s Board?

SH states ……	Response

“I sold my shares / I no longer own shares in that Fund”

I understand, however you were a shareholder as of the record date and therefore you are the only person who can vote those shares. As a courtesy to the remaining shareholders, would you have any objections to voting along with the recommendation of the Fund’s Board?

“I’ve already mailed in my proxy”

1. If the shareholder’s vote shows as ‘Tabulator Received’ or as Voted in Proxy 01, then simply thank them for voting and disposition as HAS.

2. If the shareholder’s vote does not yet show in Proxy 01 then continue ……

“Thank you for voting. Our records indicate that your vote has not yet been updated in our system. If you wish, I can record your vote for you now and send you a printed confirmation to confirm your vote has been recorded.”

If s/h says “Yes”, then continue by asking for the vote as per the script:

“The Fund’s Board is recommending shareholders vote “FOR” the proposal(s). Would you have any objections to voting along with the recommendation of the Board?”

“The Meeting(s) date is so far away, there is plenty of time — I’ll vote later”

I understand. We were calling today because the Fund’s Board would like to hear from all shareholders on this matter. Your Fund has asked us to call to offer you the convenience of voting over the phone, which makes the voting process much easier and faster.

The Fund’s Board has reviewed each proposal and is recommending that shareholders vote “FOR” the proposal(s) because they believe the proposal(s) are in the best interest of the Fund(s) and its shareholders.

Would you like to vote along with the recommendation of the Board?

SH states ……	Response

After asking ‘Would you have any objections to voting along with the recommendation of your Board?’ — if the shareholder simply says ‘Yes’.	Ask the Shareholder how they would like to vote for the proposal(s).

“Why are you calling me?” # 1

The Fund has asked us to contact you because we sent you a proxy card to register your vote for the upcoming shareholder Meeting(s) and haven’t received it back, so we’re calling to encourage you to vote your shares. Mr. / Mrs. / Ms.  … would you have any objections to voting along with the recommendation of the Fund’s Board?

“Why are you calling me?” # 2 (to use if the first answer does not satisfy the shareholder).

The Fund’s Board would like to hear from all shareholders on these matters and your Fund has asked us to call to offer you the convenience of voting over the phone. This makes your voting process much easier and faster. Mr. / Mrs. / Ms.  … would you have any objections to voting along with the recommendation of the Board?

“I don’t want to vote” or “I never vote …”

Mr. / Mrs. / Ms. …. your vote is very important to the Fund. A certain percentage of votes must be received before the Meeting(s) can be held. Would you have any objections to voting along with the recommendation of the Fund’s Board?

SH states ……	Response

“I don’t accept these types of calls.”

I am sorry for any inconvenience and would be more than happy to add you to our internal Do Not Call List, however, I did want to let you know that this call is in regards to your current investment with DundeeWealth and we are simply calling to advise you of the shareholders Meeting(s) and are asking if you would like to register your vote?

“How many votes do you still need?”

I have limited information on that. What I do know is that every vote is important at this point and that is why we are calling you and other shareholders to ask if you would have any objections to voting along with the recommendation of the Fund’s Board?

“Is there strong opposition to the Board’s recommendation?

Not to my knowledge. We are just calling because not enough votes have been received to hold the Meeting(s) and so we are calling to ask if you’d like to vote along with the recommendation of the Fund’s Board.

“I’ve never received a call like this before”

I see. This has become a standard in the industry, and the proxy statement that was sent to you mentions that if your vote is not received, you may receive a call offering you the convenience of voting by telephone. The Fund’s Board is recommending shareholders vote in favor of the proposal(s). Would you have any objections to voting along with the recommendation of the Board?

DUNDEEWEALTH FUNDS

1160 WEST SWEDESFORD ROAD

SUITE 140

BERWYN, PA 19312

We recently sent you a proxy statement and related proxy card regarding the Special Meeting of Shareholders of the DundeeWealth Funds scheduled to be held on April 8, 2011 (the “Meeting”).  Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the Meeting.

Please Vote Today!

After careful review, the Board of Trustees recommends that shareholders vote “FOR” each of the proposals detailed in your proxy statement. A copy of the proxy statement is available by calling the toll free number shown below.

You may not think your vote is important, but your participation is critical to hold the Meeting, so please vote immediately.

1-800-864-1460

Your vote is urgently needed!

Please vote now to be sure it is received in time for the April 8, 2011

Special Meeting of Shareholders.

Voting takes only a few minutes. Thank you for your participation in this important matter.

DundeeWealth Funds has made it very easy for you to vote.  Choose one of the following methods:

•                  Speak to a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am — 10pm, Sat 11am — 5pm ET)

•                  Log on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•                  Call the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touchtone prompts.

•                  Mail in your signed proxy card in the envelope provided.

The DundeeWealth Funds are distributed by Foreside Fund Services, LLC, Portland, ME.

We are writing to make you aware that, beginning this week, a shareholder proxy statement will be sent to all shareholders of the DundeeWealth Funds requesting their votes on several important proposals.  Details regarding the proposals under consideration as well as additional information on the actions that shareholders will be requested to take are summarized below.  The complete proxy statement is also attached for your review.  At this time, no specific action is required of you, however, your clients will be able to vote by mail, through the Internet or over the phone as soon as they receive the mailing.  They can also cast their votes in person at a shareholder meeting scheduled for April 8, 2011.  We are sending this information as a courtesy to you to ensure that you are aware of the upcoming mailing and are prepared to discuss with your clients if they contact you with questions.  We ask that you please encourage your clients to return their proxy promptly so that their votes on these important matters are recorded.

On February 1, 2011, Dundee Corporation, the largest shareholder of DundeeWealth, Inc. (“DundeeWealth”), the parent company of DundeeWealth US, LP (“DWUS”), sold its ownership interest in DundeeWealth to the Bank of Nova Scotia (“Scotiabank”) (the “Transaction”).  Scotiabank is a Canadian-based bank providing retail, commercial, corporate, investment and international banking services.  Under the Investment Company Act of 1940, as amended, the Transaction constituted an assignment, automatically terminating the Management Agreement between DWUS and DundeeWealth Funds (“Funds”) and each Sub-Advisory agreement between DWUS and the various sub-advisers that manage the day-to-day investment activities of the Funds.

In anticipation of the Transaction, the Board of Trustees of the Funds approved Interim and New Management and Sub-Advisory Agreements.  The Interim Management and Sub-Advisory Agreements became effective with respect to each Fund upon the consummation of the Transaction and will remain in effect until shareholders of the Funds either approve or disapprove the New Management and Sub-Advisory Agreements or 150 days following the date of the consummation of the Transaction, whichever is sooner.  The management and sub-advisory fees payable by each Fund pursuant to the Interim Management and Sub-Advisory Agreements are the same as the fees that were payable by that Fund pursuant to the terminated Management and Sub-Advisory Agreements.  The services to be provided to each Fund pursuant to the Interim Management and Sub-Advisory Agreements are also identical to the services provided to each Fund pursuant to the terminated Management and Sub-Advisory Agreements.  The management and sub-advisory fees earned during the interim period will be held in an interest-bearing escrow account.  Fees that are paid to the escrow account, including interest earned, will be paid to DWUS and the sub-advisers if the shareholders of the Funds approve the New Management and Sub-Advisory Agreements within 150 days of the date of the consummation of the Transaction.

If we anticipate that we will not have obtained sufficient votes required for shareholder approval of the New Management and Sub-Advisory Agreements by the date of the shareholder meeting (April 8, 2011), we may do a follow-up mailing of the proxy statement to shareholders who have not yet voted.  In addition, our proxy soliciting agent has been working with Broadridge, which is a clearing house for beneficial shareholder information (i.e., networked shareholders), to determine which beneficial shareholders have not indicated an objection to receiving phone calls in situations such as this.  Our proxy soliciting agent may also make telephone calls to solicit responses from those shareholders who have indicated that they would permit this type of contact.

If you would like any further information on the proxy mailing or solicitation process, please feel free to contact me.  Thank you for your consideration to this important matter.

Sincerely,

John P. Lehning

The DundeeWealth Funds are distributed by Foreside Fund Services, LLC, Portland, ME.